EXHIBIT INDEX

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(p)(2) Code of Ethics adopted under Rule 17j-1 for Registrant's investment adviser and principal underwriter, dated July 2002.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 13, 2002.